Exhibit 10.2

AMENDMENT TO THE
VIRPAX PHARMACEUTICALS, INC.
2022 EQUITY INCENTIVE PLAN

Dated: July 29, 2024

WHEREAS, the Board of Directors (the “Board”) of Virpax Pharmaceuticals, Inc. (the “Company”) heretofore established the Virpax Pharmaceuticals, Inc. 2022 Equity Incentive Plan (the “Plan”); and

WHEREAS, the Board desires to amend the Plan to increase the “evergreen provision” percentage by which the number of reserved shares of the Company’s common stock, par value $0.00001 per share (“Common Stock”) available for issuance increases each year from 2% of the outstanding shares of Common Stock at December 31 to 5% of the outstanding shares of Common Stock at December 31, as of the date on which stockholders of the Company approve this amendment; and

WHEREAS, Section 18 of the Plan authorizes the Board to amend the Plan, subject to stockholder approval to the extent that such approval is desired or required by applicable law;

NOW, THEREFORE, effective the date hereof, the Plan is hereby amended as follows:

1. Subject to approval of the Company’s stockholders, Section 4.1(b) of the Plan is hereby amended in its entirety, to read as follows:

“(b) The number of Authorized Shares available for issuance under the Plan shall automatically increase on January1st of each year commencing with the January 1 following July 29, 2024 and on each January 1 thereafter until the Expiration Date (as defined in Section 18.2 of the Plan), in an amount equal to five percent (5%) of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year. Notwithstanding the foregoing, the Board may act prior to the first day of any calendar year, to provide that there shall be no increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year shall be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence. For avoidance of doubt, none of the shares of Common Stock available for issuance pursuant to this Section 4.1(b) shall be issued in respect of Incentive Stock Options.”

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Amendment as evidence of its adoption by the Board on the date set forth above.

VIRPAX PHARMACEUTICALS, INC.

By:	/s/ Gerald Bruce
Name:	Gerald Bruce
Title:	Chief Executive Officer